Exhibit 5.1

	Board of Directors Marvell Technology Group Ltd.	Email mebrewer@applebyglobal.com
	5488 Marvell Lane Santa Clara, California 95054	Direct Dial +1 441 298 3226 Tel + 1 441 295 2244

Your Ref

Appleby Ref 124494.0045

21 December 2017

Dear Sirs

Bermuda Office Appleby (Bermuda) Limited Canon’s Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel +1 441 295 2244 applebyglobal.com

Marvell Technology Group Ltd. (Company)

INTRODUCTION

We act as special legal counsel in Bermuda to the Company. The Company has requested that we provide this opinion in connection with the preparation and filing of the Registration Statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (Securities Act), and the rules and regulations promulgated thereunder, for the registration of common shares of the Company (Common Shares), par value $0.002 per share, to be issued in connection with the Merger, (as defined in the Registration Statement).

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the Registration Statement and the documents listed in Part 2 of Schedule 1. We have not examined any other documents, even if they are referred to in the Registration Statement.

For the purposes of giving this opinion we have carried out the Company Search and the Litigation Search described in Part 3 of Schedule 1.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or representation (whether set out in any of the Registration Statement or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of Bermuda at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters. We express no opinion on the approved Bermuda and recognised under the

Bermuda Bar (Professional

Companies) Rules 2009. “Partner” is

a title referring to a director,

shareholder or an employee of the

Legal Practice. A list of such persons

can be obtained from your

relationship partner.

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai

commercial implications of the Registration Statement or whether they give effect to the commercial intentions of the parties.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise relied on for any other purpose. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company and to the references to Appleby (Bermuda) Limited’s name under the caption “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.	Incorporation and Status: The Company is incorporated as an exempted company limited by shares and existing under the laws of Bermuda and is a separate legal entity. The Company is in good standing with the Registrar of Companies of Bermuda.

2.	Shares: When duly issued and paid for pursuant to and in accordance with the terms of the Merger and the Resolutions, the Common Shares will be validly issued, fully paid, non-assessable shares of the Company.

Yours faithfully

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

SCHEDULE 1

Part 1

The Registration Statement

1.	A copy of a Registration Statement on Form S-4 as filed on 21 December 2017 (Registration Statement).

Part 2

Registration Statement Examined

1.	A certified copy of the certificate of incorporation of the Company dated 11 January 1995 (Certificate of Incorporation).

2.	A copy of the memorandum of association and bye-laws of the Company adopted on 8 November 2016 and certified as a true copy on 21 December 2017 (together the Constitutional Registration Statement).

3.	A Certificate of Compliance, dated 20 December 2017 issued by the Registrar of Companies in respect of the Company. (Certificate of Compliance).

4.	A certified copy of the minutes of a meeting of the board of directors of the Company dated 18 November 2017 (Resolutions).

5.	A copy of the results of the Litigation Search.

6.	A copy of the results of the Company Search.

7.	A certified copy of the Foreign Exchange Letter, dated 31 May 2000 issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company (Foreign Exchange Letter).

8.	A certified copy of the Tax Assurance, dated 5 April 2012, issued by the Registrar of Companies for the Minister of Finance in relation to the Company (Tax Assurance).

Part 3

Searches

1.	A search of the entries and filings shown and available for inspection in respect of the Company in the register of charges and on the file of the Company maintained in the register of companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 21 December 2017 (Company Search).

2.	A search of the entries and filings shown and available for inspection in respect of the Company in the Cause and Judgement Book of the Supreme Court maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 21 December 2017 (Litigation Search).

SCHEDULE 2

Assumptions

We have assumed:

1.	(i) that the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and (ii) the authenticity, accuracy completeness and conformity to original documents of all documents submitted to us as copies;

2.	that each of the Registration Statement and other documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

3.	that there has been no change to the information contained in the Certificate of Incorporation or to the Constitutional Registration Statement;

4.	that the signatures and seals on all documents and certificates submitted to us as originals or copies of executed originals are genuine and authentic, and the signatures on all documents executed by the Company are the signatures of the persons authorised to execute the documents by the Company;

5.	the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of Bermuda in respect of matters upon which we have expressly opined) made in the Registration Statement and any correspondence submitted to us;

6.	that: (i) the Registration Statement are in the form of the documents approved in the Resolutions; (ii) any meetings at which Resolutions were passed were duly convened and had a duly constituted quorum present and voting throughout; (iii) all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Registration Statement; and (iv) the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion; and (v) the directors of the Company have concluded that the entry by the Company into the Registration Statement and such other documents approved by the Resolutions and the transactions contemplated thereby are bona fide in the best interests of the Company;

7.	that there is no matter affecting the authority of the directors issue the Registration Statement including breach of duty or lack of good faith which would have any adverse implications in relation to the opinions expressed in this opinion;

8.	that the Company has entered into its obligations under the Merger in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Merger would benefit the Company; and

9.	that when the issue of the Common Shares is effected, the value received by Company in connection with the Merger will not be less than the aggregate par value of the Common Shares.

SCHEDULE 3

Reservations

Our opinion is subject to the following:

1.	Bermuda Law: We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

2.	Good Standing: The term “good standing” means that the Company has received a Certificate of Compliance from the Registrar of Companies.

3.	Non-assessable: Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.